Exhibit 99.1

Peter A. Lankau Resigns as President and CEO of Endo Pharmaceuticals
COO and CFO Assume Interim Leadership Responsibility; CEO Search Underway

CHADDS FORD, PA, Jan 28, 2008 (MARKET WIRE via COMTEX News Network) -- Endo Pharmaceuticals Holdings Inc. (NASDAQ: ENDP) announced today that Peter A. Lankau has resigned as President and Chief Executive Officer of the company in order to pursue other interests. His resignation is effective March 1, 2008. He is also resigning from the company's Board of Directors.

Nancy Wysenski, Endo's Chief Operating Officer, and Charles A. Rowland, Jr., Endo's Executive Vice President, Chief Financial Officer and Treasurer, will assume day-to-day leadership responsibilities on an interim basis until a successor is appointed. Wysenski will also be coordinating responsibilities of the other members of the senior executive team. The Board of Directors has retained Russell Reynolds to conduct a search for a new CEO.

Roger Kimmel, Chairman of the Board, and two other independent Directors, George F. Horner, III and Clive Meanwell, will liaison with Wysenski and Rowland until a successor is appointed.

Kimmel stated, "We appreciate the contributions Peter has made to the growth of the company over the past seven and a half years. We wish him well.

"Endo is extremely well positioned as a leading pain management company, with differentiated products, consistent cash flow, and a strong balance sheet. The Board has great confidence in Nancy and Charlie and all the company's employees."

Company Expects to Meet or Exceed Guidance for 2007

Charlie Rowland, the company's CFO, stated, "At this time, we expect to meet or exceed the guidance for the fiscal year ending December 31, 2007, as announced in our November 1, 2007 press release."

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its wholly owned Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects" or similar expressions and statements are forward-looking statements. Endo's estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company's products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company's product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the "off-label" use of our products; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the SEC on March 1, 2007. Readers should evaluate any statement in light of these important factors.

SOURCE: Endo Pharmaceuticals